Exhibit 24

POWER OF ATTORNEY

I, Robert I. Hoffman, a member of the investment committee of FS Global Advisor, LLC, the investment adviser to FS Global Credit Opportunities Fund, hereby authorize and designate each of Michael C. Forman and Stephen S. Sypherd as my agent and attorney-in-fact, with full power of substitution to:

(1)

prepare, execute in the undersigned’s name and on the undersigned’s behalf, and submit to the U.S. Securities and Exchange Commission (the “SEC”) a Form ID, including amendments thereto, and any other documents necessary or appropriate to obtain codes and passwords enabling the undersigned to make electronic filings with the SEC of reports required by Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or any rule or regulation of the SEC;

(2)

prepare and sign on my behalf any Form 3, Form 4 or Form 5 under Section 16 of the Exchange Act and file the same with the SEC and each stock exchange on which any common shares of beneficial interest of FS Global Credit Opportunities Fund—T and FS Global Credit Opportunities Fund—ADV, each a Delaware statutory trust (each a “Company,” and together, the “Companies”), may be listed;

(3)

prepare and sign on my behalf any Form 144 Notice under the Securities Act of 1933, as amended (the “Securities Act”), and file the same with the SEC; and

(4)

take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact’s discretion.

The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact’s substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor are the Companies assuming, any of the undersigned’s responsibilities to comply with Section 16 of the Exchange Act, Section 5 of the Securities Act, or Rule 144 promulgated under the Securities Act.

The undersigned agrees that each such attorney-in-fact herein may rely entirely on information furnished orally or in writing by the undersigned to such attorney-in-fact. The undersigned also agrees to indemnify and hold harmless each Company and each such attorney-in-fact against any losses, claims, damages or liabilities (or actions in these respects) that arise out of or are based upon any untrue statements or omission of necessary facts in the information provided by the undersigned to such attorney-in-fact for purposes of executing, acknowledging, delivering or filing Forms 3, 4 or 5 (including amendments thereto) or Form ID and agrees to reimburse each Company and such attorney-in-fact for any legal or other expenses reasonably incurred in connection with investigating or defending against any such loss, claim, damage, liability or action.

This Power of Attorney supersedes any power of attorney previously executed by the undersigned regarding the purposes outlined in the first paragraph hereof (“Prior Powers of Attorney”), and the authority of the attorneys-in-fact named in any Prior Powers of Attorney is hereby revoked.

This Power of Attorney shall remain in effect until the undersigned is no longer required to file Forms 3, 4, 5 and 144 with respect to the undersigned’s holdings of and transactions in securities issued by each Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.

Signed, sealed and delivered in the presence of:

By:	/s/ Robert I. Hoffman
Name: Robert I. Hoffman

/s/ Allison J. Zack
Notary Public

[NOTARIAL SEAL]